UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

KKR ACQUISITION HOLDINGS I CORP.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

KKR ACQUISITION HOLDINGS I CORP.
30 Hudson Yards, Suite 7500
New York, NY 10001

Proxy Statement Supplement, dated December 7, 2022

FOR A SPECIAL MEETING OF STOCKHOLDERS
To be held at 10:30 a.m. Eastern Time on December 12, 2022

This is a supplement (this “Supplement”) to the definitive proxy statement of KKR Acquisition Holdings I Corp. (the “Company”), dated November 18, 2022 (the “Proxy Statement”), that was sent to you on or around November 18, 2022, in connection with the Company’s special meeting of stockholders (the “Special Meeting”), scheduled for 10:30 a.m., Eastern Time, on December 12, 2022, virtually, at https://www.cstproxy.com/kkracqholdingsi/2022.

This Supplement does not change the proposals to be acted upon at the Special Meeting, which are described in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. After careful consideration of all relevant factors, the Board has determined that each of the proposals are advisable and reiterates it recommendation that you vote or give instruction to vote “FOR” all such proposals.

Dear Stockholders,

I am writing to inform you that, pending approval of the proposals to be acted upon at the Special Meeting, our Board of Directors has determined to wind up and liquidate the Company. We did work on over 50 potential merger targets and although we came close on a number of occasions, given market conditions, we made the decision to wind-up our company and return the funds in our trust account to our public stockholders.

On behalf of our Board and my partners at KKR Acquisition Sponsor I LLC, we sincerely thank you for investing in our vision and supporting the Company on its business combination journey.

Sincerely,

/s/ Glenn Murphy
Glenn Murphy
Chief Executive Officer and Executive Chairman
12/7/2022

 Additional Information and Where to Find It

The Proxy Statement has been mailed to the Company’s stockholders of record as of the record date for the Special Meeting. Investors and security holders of the Company are advised to read the Proxy Statement because it contains important information about the Company, the proposals to be considered and voted on at the Special Meeting, how to vote and how to submit a redemption election. Investors and security holders of the Company may also obtain a copy of the Proxy Statement, as well as other relevant documents that have been or will be filed by the Company with the Securities and Exchange Commission (“SEC”), without charge and once available, at the SEC’s website at www.sec.gov.

If you have questions about the Special Meeting or if you need additional copies of the Proxy Statement, you should contact:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Individuals call toll-free: (800) 662-5200
Banks and brokers call: (203) 658-9400
Email: KAHC.info@investor.morrowsodali.com

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposals to be considered and voted on at the Special Meeting. Information concerning the interests of such persons is set forth in the Proxy Statement, which may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Supplement shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposals to be voted on at the Special Meeting. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), or an exemption therefrom.

Your vote is important. If you are a holder of record of Company common stock, you may vote virtually at the Special Meeting or by submitting a proxy for the Special Meeting. Whether or not you plan to attend the Special Meeting virtually, the Company urges you to vote by proxy to ensure your vote is counted. Your affirmative vote is required for the Company to proceed with an elective early wind-up and subsequent dissolution.

If your shares of Company common stock are held in “street name” by a broker or other agent, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares virtually at the Special Meeting unless you first submit a legal proxy to Continental Stock Transfer & Trust Company (“Continental”). Continental will then issue you a valid control number which will allow you to vote at the Special Meeting.

Forward-Looking Statements

This Supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, proposals to be voted on in connection with the Special Meeting, liquidation, and related matters, as well as all other statements other than statements of historical fact.

The forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described under “Risk Factors” in the Proxy Statement and “Item 1A. Risk Factors” of our Annual Report on Form 10-K filed with the SEC on March 31, 2022 and in our other SEC filings. Except as expressly required by applicable securities law, we disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.